EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS APRIL 2006

OPERATIONAL PERFORMANCE

HOUSTON, May 1, 2006 - Continental Airlines (NYSE: CAL) today reported an April consolidated (mainline plus regional) load factor of 82.5 percent, 5.0 points above last year's April consolidated load factor, and a mainline load factor of 82.9 percent, 4.7 points above the April 2005 mainline load factor. The carrier reported a domestic mainline load factor of 85.9 percent, 5.9 points above April 2005, and an international mainline load factor of 79.5 percent, 3.6 points above April 2005. All four were records for April.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 72.7 percent and a mainline completion factor of 99.9 percent.

In April 2006, Continental flew 7.5 billion consolidated revenue passenger miles (RPMs) and 9.1 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 17.3 percent and a capacity increase of 10.2 percent as compared to April 2005. In April 2006, Continental flew 6.6 billion mainline RPMs and 8.0 billion mainline ASMs, resulting in a mainline traffic increase of 16.4 percent and a mainline capacity increase of 9.9 percent as compared to April 2005. Domestic mainline traffic was 3.6 billion RPMs in April 2006, up 11.7 percent from April 2005, and domestic mainline capacity was 4.2 billion ASMs, up 4.1 percent from April 2005.

For the month of April 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 12.5 and 13.5 percent compared to April 2005, while mainline passenger RASM is estimated to have increased between 11.5 and 12.5 percent compared to April 2005.  April results benefited from the shift of Easter and Passover to April in 2006 from March in 2005. For March 2006, consolidated passenger RASM increased 7.4 percent compared to March 2005 while mainline passenger RASM increased 5.3 percent from March 2005.

April 2006 sales at continental.com increased 68 percent over April 2005.

Continental's regional operations (Continental Express) had a record April load factor of 79.7 percent, 7.7 points above last year's April load factor. Regional RPMs were 870.0 million and regional ASMs were 1,092.0 million in April 2006, resulting in a traffic increase of 24.3 percent and a capacity increase of 12.3 percent versus April 2005.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 137 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 42,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. In 2005, Continental again won major awards at the OAG Airline of the Year Awards including "Airline of the Year" and "Best Airline Based in North America" for the second consecutive year, and "Best Executive/Business Class" for the third consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
APRIL	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,629,985	3,249,637	11.7	Percent

International	2,994,405	2,440,048	22.7	Percent
Transatlantic	1,418,576	1,194,072	18.8	Percent
Latin America	986,225	771,938	27.8	Percent
Pacific	589,603	474,038	24.4	Percent

Mainline	6,624,390	5,689,686	16.4	Percent
Regional	869,967	700,073	24.3	Percent
Consolidated	7,494,357	6,389,759	17.3	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,226,566	4,060,787	4.1	Percent

International	3,767,673	3,215,833	17.2	Percent
Transatlantic	1,745,898	1,485,447	17.5	Percent
Latin America	1,223,252	1,044,619	17.1	Percent
Pacific	798,523	685,767	16.4	Percent

Mainline	7,994,239	7,276,620	9.9	Percent
Regional	1,091,996	972,189	12.3	Percent
Consolidated	9,086,235	8,248,809	10.2	Percent
PASSENGER LOAD FACTOR
Domestic	85.9 Percent	80.0 Percent	5.9	Points

International	79.5 Percent	75.9 Percent	3.6	Points
Transatlantic	81.3 Percent	80.4 Percent	0.9	Points
Latin America	80.6 Percent	73.9 Percent	6.7	Points
Pacific	73.8 Percent	69.1 Percent	4.7	Points

Mainline	82.9 Percent	78.2 Percent	4.7	Points
Regional	79.7 Percent	72.0 Percent	7.7	Points
Consolidated	82.5 Percent	77.5 Percent	5.0	Points
ONBOARD PASSENGERS
Mainline	4,190,213	3,714,237	12.8	Percent
Regional	1,532,681	1,270,584	20.6	Percent
Consolidated	5,722,894	4,984,821	14.8	Percent
CARGO REVENUE TON MILES (000)
Total	89,730	81,903	9.6	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	13,598,711	12,411,004	9.6	Percent

International	11,043,826	9,437,792	17.0	Percent
Transatlantic	4,969,279	4,181,258	18.8	Percent
Latin America	3,683,562	3,217,826	14.5	Percent
Pacific	2,390,985	2,038,708	17.3	Percent

Mainline	24,642,537	21,848,796	12.8	Percent
Regional	3,187,921	2,652,764	20.2	Percent
Consolidated	27,830,458	24,501,560	13.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	16,535,213	15,720,027	5.2	Percent

International	14,493,359	12,402,212	16.9	Percent
Transatlantic	6,591,067	5,435,862	21.3	Percent
Latin America	4,699,079	4,211,120	11.6	Percent
Pacific	3,203,213	2,755,230	16.3	Percent

Mainline	31,028,572	28,122,239	10.3	Percent
Regional	4,173,946	3,712,128	12.4	Percent
Consolidated	35,202,518	31,834,367	10.6	Percent
PASSENGER LOAD FACTOR
Domestic	82.2 Percent	79.0 Percent	3.2	Points

International	76.2 Percent	76.1 Percent	0.1	Points
Transatlantic	75.4 Percent	76.9 Percent	-1.5	Points
Latin America	78.4 Percent	76.4 Percent	2.0	Points
Pacific	74.6 Percent	74.0 Percent	0.6	Points

Mainline	79.4 Percent	77.7 Percent	1.7	Points
Regional	76.4 Percent	71.5 Percent	4.9	Points
Consolidated	79.1 Percent	77.0 Percent	2.1	Points
ONBOARD PASSENGERS
Mainline	15,675,794	14,313,367	9.5	Percent
Regional	5,640,516	4,794,264	17.7	Percent
Consolidated	21,316,310	19,107,631	11.6	Percent
CARGO REVENUE TON MILES (000)
Total	352,714	342,627	2.9	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
APRIL	2006	2005	Change
On-Time Performance [1]	72.7%	80.4%	(7.7)	Points
Completion Factor [2]	99.9%	99.8%	0.1	Points
March 2006 year-over-year consolidated RASM change			7.4	Percent
March 2006 year-over-year mainline RASM change			5.3	Percent
April 2006 estimated year-over-year consolidated RASM change			12.5-13.5	Percent
April 2006 estimated year-over-year mainline RASM change			11.5-12.5	Percent
April 2006 estimated average price per gallon of fuel, including fuel taxes			2.00	Dollars
Second Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.09	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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